EXHIBIT 99.1

Aligos Therapeutics Reports Recent Business Progress and Third Quarter 2025 Financial Results

SOUTH SAN FRANCISCO, Calif., Nov. 06, 2025 (GLOBE NEWSWIRE) -- Aligos Therapeutics, Inc. (Nasdaq: ALGS, “Aligos”), a clinical stage biotechnology company focused on improving patient outcomes through best-in-class therapies for liver and viral diseases, today reported recent business progress and financial results for the third quarter 2025.

“Our Phase 2 B-SUPREME study of pevifoscorvir sodium (pevy) is enrolling nicely, with subjects dosed across a number of countries, including the U.S., China, Hong Kong, and Canada,” stated Lawrence Blatt, Ph.D., M.B.A., Chairman, President, and Chief Executive Officer of Aligos Therapeutics. “We are pleased with the progress to date and look forward to interim readouts in 2026. Importantly, we look forward to sharing additional pevy data next week at AASLD’s The Liver Meeting®. We maintain our enthusiasm regarding the potential for pevy as well as our entire development pipeline, including ALG-055009, which is in continued discussions with potential partners for obesity and MASH.”

Recent Business Progress

Pipeline Updates

Pevifoscorvir sodium: Potential first-/best-in-class small molecule CAM-E for chronic hepatitis B virus (HBV) infection

  The Phase 2 B-SUPREME study (NCT06963710) of pevifoscorvir sodium in subjects with chronic HBV infection dosed its first patient in August 2025.
    The study is designed as a randomized, double-blind, active-controlled multicenter study evaluating the safety and efficacy of pevifoscorvir sodium monotherapy compared with tenofovir disoproxil fumarate in approximately 200 untreated HBeAg+ or HBeAg- adult subjects with chronic HBV infection for 48 weeks. The primary endpoint in the HBeAg+ subjects is HBV DNA <LLOQ (10 IU/mL, target detected [TD] or target not detected [TND]) and the primary endpoint in the HBeAg- subjects is HBV DNA <LLOQ (10 IU/mL, target not detected [TND]). The study is also evaluating safety, pharmacokinetics, and other secondary and exploratory HBV biomarkers, including reductions in HBV antigens and other markers of HBV infection. Interim data are projected in 1H and 2H 2026 and topline data are anticipated in 2027.
  96-weeks of dosing have been completed in the Phase 1 study (NCT04536337) and data readouts, including post-treatment data, will be presented at The Liver Meeting® 2025 in November 2025.
    Eight abstracts were accepted for presentation (four for pevifoscorvir sodium), including one oral presentation on the Phase 1 monotherapy study of pevifoscorvir sodium.

ALG-055009: Potential best-in-class small molecule THR-β for obesity, MASH

  THR-β agonists under investigation from other companies have demonstrated significant enhancement in weight loss when administered in combination with incretin receptor agonists (RAs) for the treatment of obesity. Recently generated preclinical data combining ALG-055009 with incretin RAs in a diet-induced obese (DIO) mouse model exhibited profound synergistic effects in body weight loss when used in combination with semaglutide or tirzepatide. The combination therapy also demonstrated enhanced antihyperlipidemic effects as compared to monotherapy. These data are expected to be presented at a future scientific conference.
  Evaluation of a variety of options to fund continued development, including potential out-licensing is ongoing.

Financial Results for the Third Quarter 2025

Cash, cash equivalents and investments totaled $99.1 million as of September 30, 2025, compared with $56.9 million as of December 31, 2024. Our cash, cash equivalents and investments are expected to provide sufficient funding of planned operations into the third quarter of 2026.

Net loss for the three months ended September 30, 2025 was $31.5 million or basic and diluted net loss per common share of $(3.04), compared to net loss of $19.3 million or basic and diluted net loss per common share of $(3.07) for the three months ended September 30, 2024.

Research and development (R&D) expenses for the three months ended September 30, 2025 were $23.9 million, compared with $16.8 million for the same period of 2024. The increase was primarily due to an increase in third-party expenses for the pevifoscorvir sodium Phase 2a clinical trial. Total R&D stock-based compensation expense incurred for the three months ended September 30, 2025 was $0.8 million, compared with $1.2 million for the same period of 2024.

General and administrative (G&A) expenses for the three months ended September 30, 2025 were $5.2 million, compared with $4.6 million for the same period of 2024. The increase in G&A expenses for this comparative period is primarily due to an increase in legal and other related expenses. Total G&A stock-based compensation expense incurred for the three months ended September 30, 2025 was $0.7 million, compared with $0.9 million for the same period of 2024.

Interest and other income, net, was income of $1.1 million for each of the three months ended September 30, 2025 and September 30, 2024.

Change in fair value of 2023 common warrants for the three months ended September 30, 2025 was a loss of $4.2 million compared with a loss of $0.1 million for the same period of 2024.

About Aligos

Aligos Therapeutics, Inc. (NASDAQ: ALGS) is a clinical stage biotechnology company founded with the mission to improve patient outcomes by developing best-in-class therapies for the treatment of liver and viral diseases. Aligos applies its science driven approach and deep R&D expertise to advance its purpose-built pipeline of therapeutics for high unmet medical needs such as chronic hepatitis B virus (HBV) infection, obesity, metabolic dysfunction-associated steatohepatitis (MASH), and coronaviruses.

For more information, please visit www.aligos.com or follow us on LinkedIn or X.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation, statements with respect to the expected data releases, data presentations and data readouts for pevifoscorvir sodium; the expected data presentations for ALG-055009; the potential funding and out-licensing of ALG-055009; and the company’s expectation that its cash, cash equivalents and investments provide sufficient funding of planned operations into the third quarter of 2026. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward looking statements are subject to substantial risks and uncertainties that could cause our development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties inherent in the drug development process, including Aligos’ clinical-stage of development, the process of designing and conducting clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, Aligos’ ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of Aligos’ capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the impact of global events and other macroeconomic conditions on Aligos’ business. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Aligos in general, see Aligos’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2025 and Aligos’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2025 and its future periodic reports to be filed or submitted with the Securities and Exchange Commission. Except as required by law, Aligos undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Investor Contact
Jordyn Tarazi
Vice President, Investor Relations & Corporate Communications
+1 (650) 910-0427
jtarazi@aligos.com

Aligos Therapeutics, Inc
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenue from collaborations	$-	$19	$-	$311
Revenue from customers	741	1,250	2,017	3,005
Operating expenses:
Research and development	23,937	16,774	52,415	54,238
General and administrative	5,165	4,626	15,773	17,669
Total operating expenses	29,102	21,400	68,188	71,907

Loss from operations	(28,361)	(20,131)	(66,171)	(68,591)

Interest and other income, net	1,085	1,068	3,172	3,833
Change in fair value of 2023 common warrants	(4,205)	(105)	58,971	16,001
Loss before income tax	(31,481)	(19,168)	(4,028)	(48,757)

Income tax provision	(56)	(91)	(284)	(304)
Net Loss	$(31,537)	$(19,259)	$(4,312)	$(49,061)
Net loss per share, basic and diluted	$(3.04)	$(3.07)	$(0.44)	$(7.84)
Weighted-average shares of common stock, basic and diluted	10,369,535	6,272,291	9,716,895	6,258,706

Aligos Therapeutics, Inc. Condensed Consolidated Balance Sheets (In thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)	(audited) (1)
Assets
Current assets:
Cash and cash equivalents	$41,946	$36,997
Short-term investments	57,150	19,942
Prepaid expenses and other current assets	4,339	5,202
Total current assets	103,435	62,141
Other assets	6,329	7,953
Total assets	$109,764	$70,094

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities	$21,987	$21,737
Other liabilities, noncurrent	15,944	77,330
Total liabilities	37,931	99,067
Total stockholders’ equity (deficit)	71,833	(28,973)
Total liabilities and stockholders’ equity (deficit)	$109,764	$70,094

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(1)   The condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.